UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2016

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

10 Chemin de Blandonnet
1214 Vernier, Geneva
Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On October 19, 2016, in connection with the closing of the previously-announced offering by Transocean Phoenix 2 Limited (the “Issuer”), a wholly-owned indirect subsidiary of Transocean Ltd., of U.S. $600 million in aggregate principal amount of 7.75% senior secured notes due 2024 (the “Notes”), the Issuer entered into an indenture (the “Indenture”) with Transocean Ltd., Transocean Inc. and Triton Capital II GmbH (collectively, the ‘‘Guarantors’’) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes are secured by a lien on the Deepwater Thalassa and certain other assets related to the rig.  The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors on a senior basis (the “Guarantees”).  The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and were offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the Unites States in compliance with Regulation S under the Securities Act.

The terms of the Notes are governed by the Indenture, which contains covenants that, among other things, (i) limit the activities of the Issuer, the collateral rig owner and the collateral rig operator, (ii) limit the ability of Transocean Inc. and its subsidiaries to incur liens and engage in certain sale and lease-back transactions, (iii) limit the ability of Transocean Inc.’s subsidiaries to incur indebtedness, and (iv) limit the ability of the Issuer and the Guarantors to consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation. The Indenture also contains customary events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The description above does not purport to be complete and is qualified in its entirety by the Indenture filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01Regulation FD Disclosure

On October 19, 2016, Transocean Ltd. announced that the Issuer has closed its previously-announced offering of the Notes pursuant to Rule 144A/Regulation S under the Securities Act to eligible purchasers.

The net proceeds of approximately $584 million from the Notes will be used primarily for the purpose of partially financing the construction of the Deepwater Thalassa.

A copy of the press release announcing the closing of the offering is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 19, 2016, by and among Transocean Phoenix 2 Limited, the Guarantors and Wells Fargo Bank, National Association
99.1	Press Release regarding the closing of the Notes Offering, dated October 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: October 19, 2016	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person

Index to Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 19, 2016, by and among Transocean Phoenix 2 Limited, the Guarantors and Wells Fargo Bank, National Association
99.1	Press Release regarding the closing of the Notes Offering, dated October 19, 2016